UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 11, 2011
Graymark Healthcare, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	001-34171	20-0180812

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Park Avenue, Suite 1350 Oklahoma City, Oklahoma	73102

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (405) 601-5300
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On March 16, 2011, Graymark Healthcare, Inc. (“we” or “Graymark”) entered into a Loan Agreement with Valiant Investments, LLC, an entity owned and controlled by Roy T. Oliver one of our controlling shareholders, of up to $1 million. We intend to use the loan to fund our working capital needs. The loan will be disbursed in amounts requested by the Company subject to the lender’s consent and compliance with other conditions contained in the Loan Agreement. The loan matures on August 1, 2011. Interest accrues at a rate of 6% and default interest accrues at a rate of 15%. We are also required to pay 1% of each advance on the loan as a loan fee. This loan is unsecured and subordinated to our Arvest Bank facility pursuant to a subordination agreement, the material terms of which are set forth in Item 8.01 below. The Subordination Agreement was entered into as of March 16, 2011 by and among Arvest Bank, Valiant Investments, LLC, Graymark and its subsidiaries, ApothecaryRx, LLC and SDC Holdings LLC. The Loan Agreement also contains restrictions on our ability to take action without the consent of the lender, these include: (i) acquisitions of other businesses, (ii) the sale of all or substantially all of our assets, (iii) the issuance of common stock or convertible securities unless the proceeds are to be used to repay the loan in full.
A copy of the Loan Agreement, Note and Subordination Agreement are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and is incorporated herein by reference. The foregoing summary of the each of the Loan Agreement, Note and Subordination Agreement is qualified in its entirety by reference to the exhibits filed herewith.
Item 8.01. Other Events.
On March 11, 2011, we entered into a Letter Agreement with Arvest Bank in which we received the consent of Arvest to obtain the loan described in Item 1.01 above and requirements for payments of interest and principal on this loan and Arvest will waive the debt service coverage ratio and minimum net worth covenants through December 31, 2011 on the following conditions:
•	On or before June 30, 2011, Graymark will pay to Arvest the greater of $3 million or one-third of the proceeds of any public equity offering;
•	On or before June 30, 2011, Graymark will pay Arvest a fee equal to 0.25% of the outstanding loan balance as of June 30, 2011;
•	If Graymark is not in compliance with the debt service coverage ratio and minimum net worth covenants on December 31, 2011, Graymark will pay Arvest a fee equal to 0.50% of the then outstanding balance of the loan (which does not cure any default in such covenants);
•	On June 30, 2011, Graymark will prepay all interest and principal payments due to Arvest between July 1, 2011 and December 31, 2011;
•	On June 30, 2011, if Graymark has received at least $15 million in proceeds from a public equity offering then Graymark will escrow with Arvest all principal and interest payments due to Arvest between January 1, 2012 and June 30, 2012;
•	Graymark may not repay any amounts on the $1 million loan from Valiant Investments before August 1, 2011 except that Graymark may repay such loan in full if Graymark has received more than $10 million in proceeds from a public equity offering and if Graymark has received less than $10 million from a public equity offering then Graymark will be permitted to make interest payments only on such loan; and
•	The $1 million loan will be subordinated to Arvest’s credit facility in all respects.

A copy of the Letter Agreement is filed herewith as Exhibits 99.1 and is incorporated herein by reference. The foregoing summary of the Letter Agreement is qualified in its entirety by reference to the exhibit filed herewith.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Loan Agreement dated March 16, 2011 by and between Valiant Investments LLC and Graymark Healthcare, Inc.

10.2	Note dated March 16, 2011 issued by Graymark Healthcare, Inc.

10.3	Subordination Agreement dated March 16, 2011 by and among Valiant Investments, L.L.C., ApothecaryRX, LLC, SDC Holdings LLC and Graymark Healthcare, Inc., in favor of Arvest Bank

99.1	Letter Agreement dated March 11, 2011 by and between Graymark Healthcare, Inc. and Arvest Bank

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: GRAYMARK HEALHCARE, INC.
Date: March 22, 2011	By:	/s/ Stanton Nelson
Stanton Nelson
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Loan Agreement dated March 16, 2011 by and between Valiant Investments LLC and Graymark Healthcare, Inc.

10.2	Note dated March 16, 2011 issued by Graymark Healthcare, Inc.

10.3	Subordination Agreement dated as of March 16, 2011 by and among Arvest Bank, Graymark Healthcare, Inc., ApothecaryRx, LLC and SDC Holdings LLC

99.1	Letter Agreement dated March 11, 2011 by and between Graymark Healthcare, Inc. and Arvest Bank